EXHIBIT 32.1

CERTIFICATIONS OF PRESIDENT AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Schell, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of IASO BioMed, Inc. for the quarterly period ended September 30, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of IASO BioMed, Inc.

Date: November 19, 2019	By:	/s/ Mr. Richard Schell
Mr. Richard Schell
Chief Executive Officer
(Principal Executive Officer)

I, Duane Knight, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of IASO BioMed, Inc. for the quarterly period ended September 30, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of IASO BioMed, Inc.

Date: November 19, 2019	By:	/s/ Duane Knight
Duane Knight
Chief Financial Officer
(Principal Financial Officer)

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are not to be incorporated by reference into any filing of IASO BioMed, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.